Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[LETTERHEAD OF Grant Thornton LLP]

We have issued our report dated June 28, 2011, with respect to the financial statements and supplemental schedule of NewBridge Bank Employees’ 401(k) Plan on Form 11-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of NewBridge Bancorp on Form S-8 (No.333-160071), effective June 18, 2009.

/s/ Grant Thornton LLP

Raleigh, North Carolina

June 28, 2011